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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 15, 1999


                        PAXSON COMMUNICATIONS CORPORATION
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             (Exact name of registrant as specified in its charter)


    Delaware                     1-13452                    59-3212788
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 (State or other               (Commission                 (IRS Employer
 jurisdiction of               File Number)              Identification No.)
 incorporation)


      601 Clearwater Park Road, West Palm Beach, Florida          33401-6233
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        (Address of principal executive offices)                  (zip code)


Registrant's telephone number, including area code:   (561) 659-4122
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ITEM 5.  OTHER EVENTS.

         On September 15, 1999, Paxson Communications Corporation (the "Company") entered into an Investment Agreement (the "Investment Agreement") with National Broadcasting Company, Inc. ("NBC") pursuant to which, on September 16, 1999 (the "Issue Date"), wholly-owned subsidiaries of NBC purchased shares of convertible exchangeable preferred stock and common stock purchase warrants from the Company for an aggregate purchase price of $415 million. The following information summarizes certain terms of the Investment Agreement and related documents and agreements executed in connection with the Investment Agreement. This summary does not purport to be a complete statement of the terms of the Investment Agreement and such related documents and agreements, and is qualified in its entirety by reference to the provisions of the Investment Agreement and the other documents filed as exhibits to this report.

         Concurrently with the Investment Agreement, a wholly-owned subsidiary of NBC entered into an agreement with Lowell W. Paxson, the Company's Chairman and controlling stockholder ("Mr. Paxson") and certain entities controlled by Mr. Paxson, pursuant to which the NBC subsidiary was granted the right (the "Call Right") to purchase all (but not less than all) 8,311,639 shares of Class B Common Stock of the Company beneficially owned by Mr. Paxson, which shares are entitled to ten votes per share on all matters submitted to a vote of the Company's stockholders and are convertible into an equal number of shares of Class A Common Stock, at a price equal to the higher of (i) the average of the closing sale prices of the Class A Common Stock for the 45 consecutive trading days ending on the trading day immediately preceding the exercise of the Call Right (provided that such price shall not be more than 17.5% higher or 17.5% lower than the six month trailing average closing sale prices), and (ii) $22.50 per share for any exercise of the Call Right on or prior to the third anniversary of the Issue Date and $20.00 per share for any exercise of the Call Right thereafter. The owners of the shares which are subject to the Call Right may not transfer such shares prior to the sixth anniversary of the Issue Date, and may not convert such shares into any other securities of the Company (including shares of Class A Common Stock). Exercise of the Call Right is subject to compliance with applicable provisions of the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations of the Federal Communications Commission (the "FCC"). The Call Right expires on the tenth anniversary of the Issue Date, or prior thereto under certain circumstances.

         Pursuant to the Investment Agreement, a wholly-owned subsidiary of NBC acquired $415 million aggregate liquidation preference of a new series of the Company's convertible exchangeable preferred stock (the "Series B Convertible Preferred Stock"), which accrues cumulative dividends from the Issue Date at an annual rate of 8% and is convertible (subject to adjustment under the terms of the Certificate of Designation relating to the Series B Convertible Preferred Stock) into 31,896,032 shares of the Company's Class A Common Stock for an initial conversion price of $13.01 per share. The conversion price of the Series B Convertible Preferred Stock increases at a rate equal to the dividend rate. The Series B Convertible Preferred Stock is exchangeable, at the option of the holder, subject to the Company's debt and preferred stock covenants limiting additional indebtedness but in any event not later than January 1, 2007, into




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convertible debentures of the Company ranking on a parity with the Company's other subordinated indebtedness. Should NBC determine that the rules and regulations of the FCC prohibit it from holding shares of Class A Common Stock, NBC may convert the Series B Convertible Preferred Stock held by it into an equal number of shares of non-voting common stock of the Company, which non-voting common stock shall be immediately convertible into Class A Common Stock upon transfer by NBC or its subsidiary. This description is not complete and is qualified in its entirety by reference to the Investment Agreement, the Certificate of Designation and the Form of Indenture included as exhibits to this report.

         A wholly-owned subsidiary of NBC also acquired a warrant to purchase up to 13,065,507 shares of Class A Common Stock at an exercise price of $12.60 per share ("Warrant A") and a warrant to purchase up to 18,966,620 shares of Class A Common Stock ("Warrant B") at an exercise price equal to the average of the closing sale prices of the Class A Common Stock for the 45 consecutive trading days ending on the trading day immediately preceding the warrant exercise date (provided that such price shall not be more than 17.5% higher or 17.5% lower than the six month trailing average closing sale price), subject to a minimum exercise price during the three years after the Issue Date of $22.50 per share. The Warrants are exercisable for ten years from the Issue Date, subject to certain conditions and limitations. This description of Warrant A and Warrant B (the "Warrants") is not complete and is qualified in its entirety by reference to the Investment Agreement and the Warrants, which are included as exhibits to this report.

         In addition to representations, warranties and covenants customary in similar transactions, the Investment Agreement includes affirmative and negative covenants of the Company, requires the Company to obtain the consent of NBC or its permitted transferee with respect to certain corporate actions, as set forth in the Investment Agreement, and grants NBC certain rights with respect to the broadcast television operations of the Company. NBC also has the right to require the Company (or an assignee) to redeem its investment in the Series B Convertible Preferred Stock under certain circumstances, including at any time that the FCC renders a final decision that NBC's investment in the Company and the acquisition of the other rights provided for in the transaction agreements is "attributable" to NBC (as such term is defined under applicable rules of the FCC), or for a period of 60 days beginning with the third anniversary of the Issue Date and on each anniversary of the Issue Date thereafter, or in case of certain events of default under the transaction agreements, subject in each case to certain conditions (including compliance by the Company with the covenants contained in the terms of its outstanding indebtedness and preferred stock).

         NBC, the Company, Mr. Paxson and certain entities controlled by Mr. Paxson also entered into a Stockholder Agreement (the "Stockholder Agreement") concurrently with the Investment Agreement, pursuant to which, if permitted by the Communications Act and FCC rules and regulations, the Company may nominate persons named by NBC for election to the Company's board of directors and Mr. Paxson and his affiliates will vote their shares of Common Stock in favor of the election of such persons as directors of the Company. Should no NBC nominee be serving as a member of the Company's board of directors, then NBC may appoint two observers to attend all board meetings. Mr. Paxson and his affiliates have also




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agreed to vote their shares of Common Stock in favor of certain proposals expected to be submitted for a vote of the stockholders of the Company at its next annual stockholders meeting prior to May 15, 2000. These proposals will include amendments to the Company's certificate of incorporation to provide for a classified board of directors serving three year terms and the authorization of additional shares of non-voting common stock sufficient to permit the Company to reserve such shares for issuance to NBC and its assignees should they exercise their rights to convert shares of Series B Convertible Preferred Stock and exercise the Warrants for such non-voting shares of common stock in lieu of shares of Class A Common Stock. The Stockholder Agreement further provides that the Company shall not, without the prior written consent of NBC, enter into certain agreements or adopt certain plans, as set forth in the Stockholder Agreement, which would be breached or violated upon the acquisition of Company securities by NBC or its affiliates or would otherwise restrict or impede the ability of NBC or its affiliates to acquire additional shares of capital stock of the Company. This description is not complete and is qualified in its entirety by reference to the Stockholder Agreement, which is included as an exhibit to this report.

         NBC was granted certain demand and piggyback registration rights with respect to the shares of Class A Common Stock issuable upon conversion of the Series B Convertible Preferred Stock (or conversion of any exchange debentures issued in exchange therefor), exercise of the Warrants or conversion of the Class B Common Stock subject to the Call Right. This description is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is included as an exhibit to this report.

         In connection with the transactions described above, the Company and NBC agreed to negotiate in good faith to conclude joint sales agreements by November 1, 1999 between the Company's television stations serving the Washington, D.C. and Providence, Rhode Island markets and NBC's stations serving the same markets, pursuant to which the NBC stations would sell all non-network advertising of the Company stations and receive commission compensation for such sales, and each Company station would carry one hour per day of NBC syndicated programming (subject to compliance with the Company's family friendly programming content standards). The Company and NBC also agreed to negotiate in good faith to conclude similar joint sales agreements by June 1, 2000 between all other NBC owned and operated stations and Company stations serving the same market areas, and to conclude by November 15, 1999 an agreement whereby NBC would serve as the Company's exclusive sales representative to sell the Company's network advertising time for compensation to be agreed upon. With respect to each of the foregoing, the Company and NBC have agreed to submit all unresolved issues in such negotiations to binding arbitration in the event any of such agreements are not concluded by the deadline dates stated above.

         In connection with the transactions described above, the Company entered into a Master Agreement for Overnight Programming, Use of Digital Capacity and Public Interest Programming with The Christian Network, Inc. ("CNI"), pursuant to which the Company granted CNI, for a term of 50 years (with automatic ten year renewals, subject to certain limited conditions), certain rights to continue broadcasting CNI's programming on Company stations



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during the overnight hours (generally 1:00 a.m. to 6:00 a.m. EST), and at such time as the Company stations commence multiple channel broadcasting through use of the digital spectrum, to broadcast CNI's programming 24 hours per day, seven days per week, through a portion of the station's digital television capacity dedicated exclusively to CNI's use. Each Company subsidiary holding an FCC license has entered into an agreement with CNI to effectuate the foregoing arrangement. The rights granted to CNI are intended to be binding on transferees of the station licenses for the Company stations.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Not Applicable.

         (b)      Not Applicable.

         (c)      Exhibits.


  EXHIBIT NO.                                     DESCRIPTION
  -----------                                     -----------
   4.1             Investment Agreement, dated as of September 15, 1999, by and between Paxson
                   Communications Corporation and National Broadcasting Company, Inc.*

   4.2             Stockholder Agreement, dated as of September 15, 1999, among Paxson
                   Communications Corporation, National Broadcasting Company, Inc., Lowell W.
                   Paxson, Second Crystal Diamond Limited Partnership and Paxson Enterprises, Inc.*

   4.3             Certificate of Designation of the Company's 8% Series B Convertible
                   Exchangeable Preferred Stock

   4.4             Class A Common Stock Purchase Warrant, dated September 15, 1999, with respect to up to 13,065,507 shares of Class A Common Stock

   4.5             Class A Common Stock Purchase Warrant, dated September 15, 1999, with respect to up to 18,966,620 shares of Class A Common Stock

   4.6             Form of Indenture with respect to the Company's ___% Exchange Debentures due
                   2009*

   4.7             Registration Rights Agreement, dated September 15, 1999, between Paxson
                   Communications Corporation and National Broadcasting Company, Inc.





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
   4.8             Master Agreement for Overnight Programming, Use of Digital Capacity and Public
                   Interest Programming, by and between The Christian Network, Inc. and Paxson
                   Communications Corporation, dated September 10, 1999*



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*  Exhibits and schedules containing ancillary agreements, forms of closing documents and other disclosures have been omitted. The registrant agrees to furnish a copy of such items supplementally to the Securities and Exchange Commission upon request.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PAXSON COMMUNICATIONS CORPORATION
                                   (Registrant)

                                   By: /s/ John F. DeLorenzo
                                       ------------------------------
                                       John F. DeLorenzo
                                       Executive Vice President, Chief
                                       Financial Officer and Director

                                   Date:  September 24, 1999












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